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Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

        This First Amendment To Lease Agreement ("Amendment") is made and entered into as of the 14th day of May, 2010, by and between The Plaza CP LLC, a California limited liability company ("Lessor"), and Manhattan Bancorp, a California corporation ("Lessee").

WITNESSETH:

        WHEREAS, Lessor and Lessee entered into that certain Lease Agreement ("Lease") dated March 6, 2007, whereby Lessor leased to Lessee and Lessee leased from Lessor that certain office space known as Suite 1160 in the building commonly known as 2141 Rosecrans Avenue, El Segundo, California, together with all improvements therein and appurtenances thereto ("Original Premises"). Unless otherwise defined in this Amendment, all capitalized terms have the meanings ascribed to them in the Lease; and

        WHEREAS, Lessor and Lessee are desirous of amending the Lease by this First Amendment to Lease Agreement in the manner set forth below,

        NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, and for other good and valuable consideration, it is agreed as follows:

  1.
  ADDED PREMISES

        Effective June 1, 2010, those certain premises in the Building known as Suite 2360, comprising 2,535 usable square feet, and 3,118 rentable square feet, as shown on Exhibit "A" attached hereto (the "Added Premises"), shall be added to the description of Premises under the Lease. Effective June 1, 2010, all references to Premises in the Lease shall be references to both the Original Premises and the Added Premises. Lessee shall take the Added Premises "AS-IS". Lessee shall have early access to the Added Premises, at no charge, immediately following execution and delivery of the Lease by both Lessor and Lessee, subject to Lessee complying with all terms, conditions, covenants, rules and regulations of the Lease [other than payment of Rent] as of the date Lessee first occupies the Added Premises, including, but not limited to, the Article 14 insurance requirements and the Sections 14.1 and 34.15(e) indemnity protections.

  2.
  TERM OF ADDED PREMISES

        Commencing June 1, 2010, the Term for the Added Premises shall be month-to-month, terminable at any time upon thirty-day advance written notice from either party to the other (however, notwithstanding the date notice is provided, the term for said Added Premises shall always terminate on the last calendar day of the month).

  3.
  BASE RENTAL OF ADDED PREMISES

        Effective June 1, 2010, Base Rental for the Added Premises will be $3,000.00 per month. Lessee shall not be obligated to pay Lessor any sum as and for Operating Expense Adjustments for the Added Premises.

  4.
  PARKING FOR ADDED PREMISES

        For the duration of Lessee's term for the Added Premises, Lessee shall be authorized to take up to an additional twelve (12) parking permits at the then prevailing rate for said permits as set forth in the Lease.

  5.
  BROKERAGE

        Lessor and Lessee represent to the other party that neither Lessor nor Lessee has dealt with any broker in connection with this modification of the Lease, and that insofar as Lessor or Lessee knows, no broker negotiated this modification of Lease or is entitled to any commission in connection therewith.

  6.
  SECURITY DEPOSIT FOR ADDED PREMISES

        On or before June 1, 2010, Lessee shall pay to Lessor the sum of $3,000.00 as and for a Security Deposit for the Added Premises.

  7.
  GENERAL TERMS

        All of the terms, covenants, conditions, provisions and agreements of the Lease, except as amended herein, shall continue in full force and effect. Each party herein shall be deemed to have been the draftsman of this Amendment and the language of this Amendment shall be construed according to its fair meaning and not strictly for or against any of the parties hereto. This Amendment shall not be effective until Lessor's lender on the Property shall have approved the Amendment (if lender's approval is required), and both Lessor and Lessee shall have executed and delivered the Amendment.

        IN WITNESS WHEREOF, the parties acknowledge th2at each has carefully read each and every provision of this Amendment and has entered into this Amendment of its own free will and volition.

"LESSOR"		"LESSEE"
The Plaza CP LLC		Manhattan Bancorp
a California limited liability company		a California corporation
By:	The Plaza CP Corporation a Delaware corporation Its Managing member
By:	/s/ RICHARD C. LUNDQUIST	By:	/s/ DEEPAK KUMAR
	Richard C. Lundquist		Print Name:	Deepak Kumar
	President		Title: President & CEO
By:	/s/ MARCIA J. HELFER	By:
	Marcia Helfer		Print Name:
	Assistant Secretary		Title:

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  Exhibit 10.2
FIRST AMENDMENT TO LEASE AGREEMENT
WITNESSETH